   As filed with the Securities and Exchange Commission on November 26, 2001
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                            ADVANCE AUTO PARTS, INC.
             (Exact name of registrant as specified in its charter)

                             --------------------

           Delaware                            5531                   54-2049910
  (State or other jurisdiction     (Primary Standard Industrial       (Employer
of incorporation or organization)   Classification Code Number)   Identification No.)

                               5673 Airport Road
                               Roanoke, VA  24012
                                 (540) 362-4911
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                                 Jimmie L. Wade
                     President and Chief Financial Officer
                     5673 Airport Road, Roanoke, VA  24012
                                 (540) 362-4911
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                                   Copies To:
      Thomas M. Cleary, Esq.                       Gary I. Teblum, Esq.
      Thomas A. Waldman, Esq.                     Trenam, Kemker, Scharf,
        Riordan & McKinzie                 Barkin, Frye, O'Neill & Mullis, P.A.
300 South Grand Avenue, 29th Floor         101 E. Kennedy Boulevard, Suite 2700
   Los Angeles, California 90071                   Tampa, Florida  33602


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions described herein have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-68858
                                                  ---------

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                 CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                               Proposed      Proposed
                                                                Maximum       Maximum
                                                               Aggregate      Offering
         Title of Each Class of               Amount to be     Offering      Price Per      Amount of
       Securities to be Registered          Registered(1)(2)   Price(3)       Share(4)   Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share..       4,338       $198,797.73     $45.83         $50.00
=========================================================================================================

(1) This Registration Statement relates to securities of the registrant issuable to holders of common stock, par value $0.01 per share (the Discount common stock), of Discount Auto Parts, Inc., a Florida corporation (Discount), pursuant to the proposed merger of AAP Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of the registrant, with and into Discount.

(2) Represents the additional number of shares of Advance common stock issuable upon completion of the merger described in the Registration Statement (Registration No. 333-68858) of the registrant, assuming the conversion of each share of common stock (or common stock equivalent) of Discount Auto Parts, Inc. into 0.2577 shares of Advance common stock.

(3) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) and Rule 457(f)(3) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated based upon (a) the market value of shares of Discount common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act, determined as the product of (i) $19.31, the average of the high and low prices per share of Discount common stock on November 23, 2001, as reported on the New York Stock Exchange, and (ii) 16,833, the aggregate number of additional shares of Discount common stock to be converted in the merger, less (b) the cash to be paid by the registrant in connection with the exchange of such aggregate number of shares of Discount common stock.

(4) The Proposed Maximum Offering Price Per Share is derived by dividing the number of shares of common stock to be registered into the Proposed Maximum Aggregate Offering Price. There is no current market for Advance common stock. The actual value of a share of Advance common stock issued upon consummation of the merger may be higher or lower than the amount shown here, and will reflect the market price of Discount common stock immediately prior to consummation of the merger.

================================================================================

                Explanatory Note and Incorporation by Reference

     This Registration Statement, filed pursuant to the Securities Act of 1933, as amended (the "Act"), and Rule 462(b) promulgated thereunder, hereby incorporates by reference all of Part I and Part II of the Registrant's registration statement on Form S-4, including all amendments and exhibits thereto, declared effective on November 6, 2001 (Registration No. 333-68858). The Registrant is filing this Registration Statement to register 4,338 additional shares of its common stock, par value $0.0001 per share.

     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the November 26, 2001.

                              ADVANCE AUTO PARTS, INC.



                              By:  /s/ Jimmie L. Wade
                                 -------------------------------------
                                 Jimmie L. Wade
                                 President and Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                   Title(s)                                   Date
            ---------                                   --------                                   ----


              *                            Chief Executive Officer (Principal                November 26, 2001
---------------------------------          Executive Officer)
     Lawrence P. Castellani


     /s/ Jimmie L. Wade                    President and Chief Financial                     November 26, 2001
---------------------------------          Officer (Principal Financial and
         Jimmie L. Wade                    Accounting Officer)




                *                          Chairman of the Board and Director                November 26, 2001
---------------------------------
       Nicholas F. Taubman




                *                          Vice Chairman of the Board and                    November 26, 2001
---------------------------------          Director
         Garnett E. Smith




                *                                     Director                             November 26, 2001
---------------------------------
        Timothy C. Collins




                *                                     Director                             November 26, 2001
---------------------------------
          Mark J. Doran




                *                                     Director                             November 26, 2001
---------------------------------
          John M. Roth




                *                                     Director                             November 26, 2001
---------------------------------
         Ronald P. Spogli




                *                                     Director                             November 26, 2001
---------------------------------
       William L. Salter



            Signature                                 Title(s)                                   Date
            ---------                                 --------                                   ----

              *                                       Director                             November 26, 2001
---------------------------------
         Jeffrey B. Conner



* By:    /s/ Jimmie L. Wade
      ---------------------------
             Jimmie L. Wade
             Attorney-in-Fact


                                 Exhibit Index


        Exhibit No.                   Description
       ------------   ----------------------------------------------------

           5.1 Opinion of Riordan & McKinzie as to the legality of the securities being registered hereunder.

          23.1        Consent of Riordan & McKinzie (contained in
                      Exhibit 5.1).

          23.2        Consent of Trenam, Kemker, Scharf, Barkin, Frye,
                      O'Neill & Mullis, P.A.

          23.3        Consent of Arthur Andersen LLP.

          23.4        Consent of Ernst & Young LLP.

          24.1 Power of Attorney (included on the signature page to Registrant's earlier effective registration statement on Form S-4 (Registration
                      No. 333-68858)).
